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                                                                    Exhibit 99.1


                        Banc One Credit Card Master Trust
                     Excess Spread Analysis - November 2001


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Series                                                      1996-A
Deal Size                                                  $500 MM
Expected Maturity                                          5/15/03
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Yield                                                       20.37%
Less    Coupon                                               2.46%
        Servicing Fee                                        1.50%
        Net Credit Losses                                    6.58%
Excess Spread:
        November-01                                          9.82%
        October-01                                           8.81%
        September-01                                         9.11%
Three Month Average Excess Spread                            9.24%

Delinquency:
        30 to 59 Days                                        2.02%
        60 to 89 Days                                        1.36%
        90+ Days                                             2.33%
        Total                                                5.71%

Payment Rate                                                12.68%

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